UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Lantronix, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Discovery, Suite 250 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On November 6, 2023, Lantronix, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Saleel Awsare to serve as the Company’s President and Chief Executive Officer effective as of November 20, 2023 (the “Employment Commencement Date”).

Mr. Awsare, age 59, has served as Senior Vice President and General Manager of the Enterprise and Mobile Division of Synaptics Incorporated, a developer of human interface hardware and software, since September 2023. Prior to that, Mr. Awsare served as Senior Vice President and General Manager of the PC and Peripherals Unit of Synaptics from August 2020 to September 2023; Senior Vice President and General Manager of Synaptics’s IoT Division from April 2019 to July 2020; and Senior Vice President of Corporate Marketing & Investor Relations at Synaptics from October 2018 until April 2019. Prior to joining Synaptics as Corporate Vice President and General Manager of Audio & Imaging Products in August 2017, Mr. Awsare was President of Conexant Systems, LLC, a software developer and fabless semiconductor company, from March 2016 until Conexant’s acquisition by Synaptics in August 2017, and Conexant’s Senior Vice President & General Manager of Audio & Imaging from April 2012 to March 2016. Prior to joining Conexant, Mr. Awsare served as President of U.S. Operations and General Manager of Audio & Voice Solutions of Nuvoton Technology Corporation, a Taiwan-based semiconductor company, from December 2008 to March 2012. Prior to joining Nuvoton, Mr. Awsare was the Executive Vice President and General Manager of mixed signal products for Winbond Electronics Corporation, a Taiwan-based semiconductor company. Prior to joining Winbond, Mr. Awsare was a director of engineering for Information Storage Devices. Mr. Awsare is a member of the Board of Trustees of Stevens Institute of Technology.

There are no arrangements or understandings between Mr. Awsare and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Awsare and any director or executive officer of the Company, and Mr. Awsare does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 31, 2023, the Company and Mr. Awsare entered into an Employment Agreement (the “Employment Agreement”) that provides for Mr. Awsare’s employment with the Company as its President and Chief Executive Officer, beginning on the Employment Commencement Date. The Employment Agreement includes the following compensation and benefits for Mr. Awsare while he serves the Company in that position:

•	Mr. Awsare will be entitled to an annual base salary of $500,000.

•
Mr. Awsare will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Board (or a committee thereof). Mr. Awsare’s annual target and maximum bonus opportunities will be 100% and 200%, respectively, of his base salary for the corresponding fiscal year. Mr. Awsare will be entitled to participate in the Company’s annual bonus program already in place for fiscal 2024 on a prorated basis with a maximum incentive bonus amount of seven-twelfths of the amount Mr. Awsare would be entitled to under the annual bonus program had he been employed with the Company through the last day of the fiscal year.

•
Mr. Awsare will be entitled to a one-time sign-on bonus of $136,000, which will be payable in three equal installments as follows, subject to Mr. Awsare’s continued service on such dates: one-third will be paid with the Company’s first payroll period following the Employment Commencement Date; one-third will be paid with the Company’s first payroll period following six months after the Employment Commencement Date; and one-third will be paid at the time the incentive bonus for fiscal 2024 is paid to the Company’s executive management team or, if no incentive bonus for fiscal 2024 is awarded, then with the next pay period after the Board (or a committee thereof) makes such determination.

•
The Company will grant Mr. Awsare a stock unit award covering a number of shares of Company common stock equal to $4,150,000 divided by the average of the closing prices for a share of the Company’s common stock (in regular trading) on The Nasdaq Stock Market over the thirty consecutive trading days ending with the last trading day for which such closing price is known prior to the Employment Commencement Date. $2,100,000 in value of the total number of stock units awarded will be time-based vesting stock units (“RSUs”) scheduled to vest, subject to Mr. Awsare’s continued service, over a three-year period, with one-third of the RSUs vesting on each of November 1, 2024, November 1, 2025, and November 1, 2026. $2,050,000 in value of the total number of stock units awarded will be the “target” number of performance-based vesting stock units, with $1,050,000 of the “target” number of performance-based vesting stock units subject to vesting based on the attainment of certain financial measures (“Financial Measure PSUs”) and the other $1,000,000 of the “target” number of performance-based vesting stock units subject to vesting based on the Company’s relative total shareholder return (“Relative TSR PSUs”). Between 0% and 200% of the “target” number of stock units subject to the performance-based awards may become eligible to vest based on actual performance during the applicable performance periods. The RSUs, Financial Measure PSUs and Relative TSR PSUs will be effective on the Employment Commencement Date. All such awards will be structured to satisfy the “inducement grant” exception under applicable listing rules and, accordingly, they will not be granted under the Company’s 2020 Performance Incentive Plan.

•	Additional equity awards for Mr. Awsare, commencing with awards for fiscal year 2025, will be in the sole discretion of the Board (or a committee thereof).

•
Mr. Awsare will also be entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers employed in the United States.

•
To the extent Mr. Awsare decides to relocate to Orange County, California, he is authorized to incur up to $100,000 of expenses related to moving his residence, including temporary apartment rental in Orange County. If his employment is terminated or he resigns pursuant to the terms of the Employment Agreement (other than a termination by the Company without Cause or by Mr. Awsare with Good Reason, as defined below) within two years of the Employment Commencement Date, then Mr. Awsare shall pay to the Company promptly following his severance date 100% of the relocation expenses paid or reimbursed by the Company pursuant to the Employment Agreement.

The Employment Agreement generally provides that if Mr. Awsare’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Awsare for Good Reason (as defined in the Employment Agreement), Mr. Awsare will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date (or, in the event such termination of employment occurs during a Change in Control Window, Mr. Awsare will instead be entitled to payment of two times his annual base salary paid out in installments over the two years following his separation date); (2) payment of any incentive bonus due for a fiscal year that ended prior to his separation date plus 100% of the target amount of the incentive bonus (200% if such termination of employment occurs during a Change in Control Window) for the fiscal year in which the separation date occurs; (3) payment or reimbursement of Mr. Awsare’s premiums to continue healthcare coverage under COBRA for up to 12 months (24 months if such termination of employment occurs during a Change in Control Window); (4) as to each then-outstanding equity-based award granted by the Company to Mr. Awsare that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that was scheduled to vest within one year after Mr. Awsare’s separation date (accelerated vesting of the entire outstanding and unvested portion of the award if such termination of employment occurs during a Change in Control Window); and (5) as to each outstanding equity-based award granted by the Company to Mr. Awsare that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Mr. Awsare’s employment with the Company will be deemed to have continued for one year after his separation date (except that, if such termination of employment occurs during a Change in Control Window, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement). Mr. Awsare’s receipt of the separation benefits described above is conditioned on Mr. Awsare delivering a release of claims in favor of the Company. For purposes of the Employment Agreement, “Change in Control Window” generally means the period of time in connection with a change in control of the Company that begins on the date 60 days prior to the consummation of the change in control transaction (or, if earlier, on the date a definitive agreement is entered into to effect the change in control transaction) and ends on the second anniversary of the consummation of the change in control transaction.

If Mr. Awsare’s employment terminates due to his death or disability, he would be entitled to payment of any bonus due for a fiscal year that ended prior to his separation date plus 100% of the target amount of the incentive bonus (200% if such termination of employment occurs during a Change in Control Window) for the fiscal year in which his employment ends.

The foregoing description of the Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 6, 2023, the Company issued a press release announcing the appointment of Mr. Awsare as President and Chief Executive Officer effective on the Employment Commencement Date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated October 31, 2023, between Saleel Awsare and Lantronix, Inc.
99.1	Press Release of Lantronix, Inc. issued on November 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Interim Chief Executive Officer and Chief Financial Officer

Date: November 6, 2023